EXHIBIT 21.1 (1)


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         Subsidiary               State of              Doing Business As
                                Incorporation
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Krispy Kreme Doughnut           North Carolina     Krispy Kreme Doughnut
Corporation                                        Corporation
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Krispy Kreme Support            North Carolina     Krispy Kreme Support
Operations Company                                 Operations Company
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Thorton's Flav-O-Rich Bakery,   North Carolina     Thorton's Flav-O-Rich Bakery,
Incorporated                                       Incorporated
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HD Capital Corporation          Delaware           HD Capital Corporation
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HDN Development Corporation     Kentucky           HDN Development Corporation
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Krispy Kreme Distributing       North Carolina     Krispy Kreme Distributing
Company, Incorporated                              Company, Incorporated
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(1) Exhibit 21.1 assumes completion of the Company's reorganization.